Exhibit 99.1

Colony Credit Real Estate, Inc. Announces

Second Quarter 2020 Financial Results

LOS ANGELES, August 6, 2020 – Colony Credit Real Estate, Inc. (NYSE: CLNC) (“Colony Credit Real Estate” or the “Company”) today announced its financial results for the second quarter ended June 30, 2020 and certain updates. The Company reported second quarter 2020 total Company GAAP net income (loss) attributable to common stockholders of $(227.1) million, or $(1.77) per share, and total Core/LNS Earnings/(Loss) of $(230.5) million, or $(1.75) per share. These resulted from certain loan losses and fair value adjustments, losses incurred on sales of both loans and CMBS securities as well as the completion of a non-recourse asset level financing. Excluding such provisions for losses and fair value adjustments, total Core/LNS Earnings were $34.7 million, or $0.26 per share. Total Company GAAP net book value was $13.06 per share and undepreciated book value was $14.43 per share, as of June 30, 2020.

Michael J. Mazzei commented, “COVID-19 is persistent and remains a significant global event. We are committed to the welfare of all our stakeholders as we work through these difficult times.”

Michael J. Mazzei commented, “During the second quarter and subsequently, mindful of an unprecedented and uncertain economic environment, we focused on solidifying our business and improving overall financial flexibility by selling and financing select assets with a goal of generating balance sheet liquidity. Our strategic resolutions focused primarily on certain Core Portfolio investments which included CMBS securities, certain hotel and preferred equity interests as well as legacy, non-strategic portfolio investments. While incurring losses this quarter, we more than doubled our liquidity to approximately $525 million while also reducing our recourse financing by over $600 million.

Mr. Mazzei continued, “These decisive actions equip us to better navigate the challenges of COVID-19 as well as improve our positioning for future investment and growth opportunities.”

Supplemental Financial Report

A Second Quarter 2020 Supplemental Financial Report will be available on the Shareholders – Events and Presentations section of the Company’s website at www.clncredit.com. This information will be furnished to the SEC in a Current Report on Form 8-K.

Second Quarter 2020 Conference Call

The Company will conduct a conference call to discuss the financial results on August 6, 2020 at 2:00 p.m. PT / 5:00 p.m. ET. To participate in the event by telephone, please dial (877) 407-0784 ten minutes prior to the start time (to allow time for registration). International callers should dial (201) 689-8560. The call will also be broadcast live over the Internet and can be accessed on the Shareholders section of the Company’s website at www.clncredit.com. A webcast of the call will be available for 90 days on the Company’s website.

For those unable to participate during the live call, a replay will be available starting August 6, 2020 at 5:00 p.m. PT / 8:00 p.m. ET, through August 13, 2020, at 8:59 p.m. PT / 11:59 p.m. ET. To access the replay, dial (844) 512-2921 (U.S.), and use conference ID code 13706786. International callers should dial (412) 317-6671 and enter the same conference ID number.

Internalization Discussions with Colony Capital, Inc.

As previously disclosed, the Company’s Board of Directors formed a special committee consisting exclusively of independent and disinterested directors (the “Special Committee”) to explore an internalization proposal made by Colony Capital as well as other strategic alternatives. Subsequently, due to ongoing uncertainty surrounding the duration and magnitude of the COVID-19 pandemic and its impact on the global economy, on April 1, 2020, Colony Capital reported in Amendment No. 3 to Schedule 13D (filed with the U.S. Securities and Exchange Commission) that it has postponed any decision regarding a disposition of its management agreement with the Company until market conditions improve. The Special Committee has continued to explore alternatives but has been unable to negotiate mutually acceptable terms with Colony Capital. The Special Committee will continue to consider value-enhancing alternatives for the Company as opportunities arise.

Non-GAAP Financial Measures and Definitions

Core Earnings/Legacy, Non-Strategic Earnings

We present Core Earnings/Legacy, Non-Strategic (“LNS”) Earnings, which are non-GAAP supplemental financial measures of our performance. Our Core Earnings are generated by the Core Portfolio and Legacy, Non-Strategic Earnings are generated by the Legacy, Non-Strategic Portfolio. We believe that Core Earnings/Legacy, Non-Strategic Earnings provides meaningful information to consider in addition to our net income and cash flow from operating activities determined in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or “GAAP”). These supplemental financial measures help us to evaluate our performance excluding the effects of certain transactions and U.S. GAAP adjustments that we believe are not necessarily indicative of our current portfolio and operations. For information on the fees we pay our Manager, see Note 10, “Related Party Arrangements” to our consolidated financial statements included in Form 10-Q to be filed with the SEC. In addition, we believe that our investors also use Core Earnings/Legacy, Non-Strategic Earnings or a comparable supplemental performance measure to evaluate and compare the performance of us and our peers, and as such, we believe that the disclosure of Core Earnings/Legacy, Non-Strategic Earnings is useful to our investors.

We define Core Earnings/Legacy, Non-Strategic Earnings as U.S. GAAP net income (loss) attributable to our common stockholders (or, without duplication, the owners of the common equity of our direct subsidiaries, such as our operating partnership or “OP”) and excluding (i) non-cash equity compensation expense, (ii) the expenses incurred in connection with our formation or other strategic transactions, (iii) the incentive fee, (iv) acquisition costs from successful acquisitions, (v) gains or losses from sales of real estate property and impairment write-downs of depreciable real estate, including unconsolidated joint ventures and preferred equity investments, (vi) CECL reserves determined by probability of default / loss given default (or “PD/LGD”) model, (vii) depreciation and amortization, (viii) any unrealized gains or losses or other similar non-cash items that are included in net income for the current quarter, regardless of whether such items are included in other comprehensive income or loss, or in net income, (ix) one-time events pursuant to changes in U.S. GAAP and (x) certain material non-cash income or expense items that in the judgment of management should not be included in Core Earnings/Legacy, Non-Strategic Earnings. For clauses (ix) and (x), such exclusions shall only be applied after discussions between our Manager and our independent directors and after approval by a majority of our independent directors. U.S. GAAP net income (loss) attributable to our common stockholders and Core Earnings/Legacy, Non-Strategic Earnings include provisions for loan losses.

Prior to the third quarter of 2019, Core Earnings reflected adjustments to U.S. GAAP net income to exclude impairment of real estate and provision for loan losses. During the third quarter of 2019, we revised our definition of Core Earnings to include the provision for loan losses while excluding realized losses of sales of real estate property and impairment write-downs of preferred equity investments. This was approved by a majority of our independent directors.

Core Earnings/Legacy, Non-Strategic Earnings does not represent net income or cash generated from operating activities and should not be considered as an alternative to U.S. GAAP net income or an indication of our cash flows from operating activities determined in accordance with U.S. GAAP, a measure of our liquidity, or an indication of funds available to fund our cash needs, including our ability to make cash distributions. In addition, our methodology for calculating Core Earnings/Legacy, Non-Strategic Earnings may differ from methodologies employed by other companies to calculate the same or similar non-GAAP supplemental financial measures, and accordingly, our reported Core Earnings/Legacy, Non-Strategic Earnings may not be comparable to the Core Earnings/Legacy, Non-Strategic Earnings reported by other companies.

The Company calculates Core Earnings/Legacy, Non-Strategic Earnings per share, which are non-GAAP supplemental financial measures, based on a weighted average number of common shares and operating partnership units (held by members other than the Company or its subsidiaries).

Core Portfolio

We present the Core Portfolio, which consists of four business and reportable segments including senior and mezzanine loans and preferred equity, CRE debt securities, net leased real estate and corporate. Senior and mezzanine loans and preferred equity consists of CRE debt investments including senior mortgage loans, mezzanine loans, and preferred equity interests as well as participations in such loans. The segment also includes acquisition, development and construction loan arrangements accounted for as equity method investments as well as loans and preferred equity interests held through joint ventures with an affiliate of Colony Capital which were deconsolidated as a result of our formation transaction and subsequently treated as equity method investments. CRE debt securities include both investment grade and non-investment grade rated CMBS bonds (including “B-pieces” of CMBS securitization pools or “B-Piece” investments). Net leased real estate includes direct investments in commercial real estate principally composed of long-term leases to tenants on a net lease basis, where such tenants are generally responsible for property operating expenses such as insurance, utilities, maintenance capital expenditures and real estate taxes. Corporate includes corporate-level asset management and other fees, related party and general and administrative expenses related to the Core Portfolio only.

Legacy, Non-Strategic Portfolio

We present the Legacy, Non-Strategic Portfolio, which is a business and reportable segment that consists of direct investments in operating real estate such as multi-tenant office and multifamily residential assets, real estate acquired in settlement of loans, real estate private equity interests and certain retail and other legacy loans originated prior to the combination that created the Company. This segment includes corporate-level asset management and other fees, related party and general and administrative expenses related to the Legacy, Non-strategic Portfolio.

About Colony Credit Real Estate, Inc.

Colony Credit Real Estate (NYSE: CLNC) is one of the largest publicly traded commercial real estate (CRE) credit REITs, focused on originating, acquiring, financing and managing a diversified portfolio consisting primarily of CRE debt investments and net leased properties predominantly in the United States. CRE debt investments primarily consist of first mortgage loans, which we expect to be the primary investment strategy. Colony Credit Real Estate is externally managed by a subsidiary of leading global real estate and investment management firm, Colony Capital, Inc. Colony Credit Real Estate is organized as a Maryland corporation and taxed as a REIT for U.S. federal income tax purposes. For additional information regarding the Company and its management and business, please refer to www.clncredit.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. Among others, the following uncertainties and other factors could cause actual results to differ from those set forth in the forward-looking statements: operating costs and business disruption may be greater than expected; uncertainties regarding the ongoing impact of the novel coronavirus (COVID-19), the severity of the disease, the duration of the COVID-19 outbreak, actions that may be taken by governmental authorities to contain the COVID-19 outbreak or to treat its impact, the potential negative impacts of COVID-19 on the global economy and its adverse impact on the real estate market, the economy and the Company’s investments (including, but not limited to, the Los Angeles mixed-use development loan and the ability to source additional capital commitments to support such project), financial condition and business operation; defaults by borrowers in paying debt service on outstanding indebtedness and borrowers’ abilities to manage and stabilize properties; deterioration in the performance of the properties securing our investments (including depletion of interest and other reserves or payment-in-kind concessions in lieu of current interest payment obligations) that may cause deterioration in the performance of our investments and, potentially, principal losses to us; the Company’s operating results may differ materially from the information presented in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission; the fair value of the Company’s investments may be subject to uncertainties; the Company’s use of leverage could hinder its ability to make distributions and may significantly impact its liquidity position; given the Company’s dependence on its external manager, an affiliate of Colony Capital, Inc., any adverse changes in the financial health or otherwise of its manager or Colony Capital, Inc. could hinder the Company’s operating performance and return on stockholder’s investment; the ability to realize substantial efficiencies as well as anticipated strategic and financial benefits, including, but not limited to expected returns on equity and/or yields on investments; adverse impacts on the Company’s corporate revolver, including covenant compliance and borrowing base capacity; adverse impacts on the Company’s liquidity, including margin calls on master repurchase facilities, debt service or lease payment defaults or deferrals, demands for protective advances and capital expenditures, or its ability to continue to generate liquidity from sales of Legacy, Non-Strategic assets; the Company’s ability to liquidate its Legacy, Non-Strategic assets within the projected timeframe or at the projected values; the timing of and ability to deploy available capital; the Company’s ability to pay, maintain or grow the dividend at all in the future; the timing of and ability to complete repurchases of the Company’s stock; the ability of the Company to refinance certain mortgage debt on similar terms to those currently existing or at all; whether Colony Capital will continue to serve as our external manager or whether we will pursue another strategic transaction; and the impact of legislative, regulatory and competitive changes, and the actions of government authorities, including the current U.S. presidential administration, and in particular those affecting the commercial real estate finance and mortgage industry or our business. The foregoing list of factors is not exhaustive.

Additional information about these and other factors can be found in Part I, Item 1A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 and Part II, Item 1A of the Company’s Form 10-Q for the quarter ended March 31, 2020, as well as in Colony Credit Real Estate’s other filings with the Securities and Exchange Commission. Moreover, each of the factors referenced above are likely to also be impacted directly or indirectly by the ongoing impact of COVID-19 and investors are cautioned to interpret substantially all of such statements and risks as being heightened as a result of the ongoing impact of the COVID-19.

We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so. We caution investors not to unduly rely on any forward-looking statements. The forward-looking statements speak only as of the date of this press release. Colony Credit Real Estate is under no duty to update any of these forward-looking statements after the date of this press release, nor to conform prior statements to actual results or revised expectations, and Colony Credit Real Estate does not intend to do so.

Investor Relations

Colony Credit Real Estate, Inc.

Addo Investor Relations

Lasse Glassen

310-829-5400

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	June 30, 2020 (Unaudited)	December 31, 2019
Assets
Cash and cash equivalents	$437,951	$69,619
Restricted cash	84,011	126,065
Loans and preferred equity held for investment, net	2,242,574	2,576,332
Real estate securities, available for sale, at fair value	60,010	252,824
Real estate, net	823,531	1,484,796
Investments in unconsolidated ventures ($7,093 and $10,283 at fair value, respectively)	417,307	595,305
Receivables, net	46,325	46,456
Deferred leasing costs and intangible assets, net	79,780	112,762
Assets held for sale	760,290	189,470
Other assets	58,535	87,707
Mortgage loans held in securitization trusts, at fair value	1,839,953	1,872,970

Total assets	$6,850,267	$7,414,306

Liabilities
Securitization bonds payable, net	$834,088	$833,153
Mortgage and other notes payable, net	1,174,146	1,256,112
Credit facilities	900,173	1,099,233
Due to related party	9,639	11,016
Accrued and other liabilities	101,945	140,424
Intangible liabilities, net	8,378	22,149
Liabilities related to assets held for sale	12,131	294
Escrow deposits payable	50,605	74,497
Dividends payable	-	13,164
Mortgage obligations issued by securitization trusts, at fair value	1,758,325	1,762,914

Total liabilities	4,849,430	5,212,956

Commitments and contingencies
Equity
Stockholders’ equity
Preferred stock, $0.01 par value, 50,000,000 shares authorized, no shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	-	-
Common stock, $0.01 par value per share
Class A, 950,000,000 shares authorized, 128,583,198 and 128,538,703 shares issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	1,286	1,285
Additional paid-in capital	2,840,134	2,909,181
Accumulated deficit	(1,186,754)	(819,738)
Accumulated other comprehensive income (loss)	25,241	28,294

Total stockholders’ equity	1,679,907	2,119,022
Noncontrolling interests in investment entities	281,041	31,631
Noncontrolling interests in the Operating Partnership	39,889	50,697

Total equity	2,000,837	2,201,350

Total liabilities and equity	$6,850,267	$7,414,306

COLONY CREDIT REAL ESTATE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data) (Unaudited)

	Three Months Ended June 30,
	2020	2019
Net interest income
Interest income	$39,508	$42,073
Interest expense	(16,745)	(21,046)
Interest income on mortgage loans held in securitization trusts	20,539	38,656
Interest expense on mortgage obligations issued by securitization trusts	(18,364)	(35,756)

Net interest income	24,938	23,927

Property and other income
Property operating income	43,722	64,767
Other income (loss)	(8,360)	434

Total property and other income	35,362	65,201

Expenses
Management fee expense	7,206	11,357
Property operating expense	16,311	28,140
Transaction, investment and servicing expense	2,907	1,051
Interest expense on real estate	11,818	13,898
Depreciation and amortization	14,020	29,257
Provision for loan losses	(51)	110,258
Impairment of operating real estate	25,935	10,124
Administrative expense (including $1,549 and $2,713 of equity-based compensation expense, respectively)	6,751	8,010

Total expenses	84,897	212,095

Other income (loss)
Unrealized gain (loss) on mortgage loans and obligations held in securitization trusts, net	(8,975)	5,549
Other loss, net	(119,633)	(6,062)

Loss before equity in earnings of unconsolidated ventures and income taxes	(153,205)	(123,480)
Equity in earnings (loss) of unconsolidated ventures	(85,277)	12,557
Income tax benefit (expense)	(2,102)	133

Net loss	(240,584)	(110,790)
Net loss attributable to noncontrolling interests:
Investment entities	8,107	880
Operating Partnership	5,418	2,569

Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(227,059)	$(107,341)

Net loss per common share – basic and diluted	$(1.77)	$(0.84)

Weighted average shares of common stock outstanding – basic and diluted	128,539	128,534

COLONY CREDIT REAL ESTATE, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands, except per share data) (Unaudited)

GAAP Net Income (Loss) to Core Earnings (Loss)/LNS Earnings (Loss)

	Three Months Ended June 30, 2020

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
Net loss attributable to Colony Credit Real Estate, Inc. common stockholders	$(227,059)	$(16,728)	$(210,331)
Adjustments:
Net loss attributable to noncontrolling interest of the Operating Partnership	(5,418)	(373)	(5,045)
Non-cash equity compensation expense	1,549	697	852
Transaction costs	705	292	413
Depreciation and amortization	13,386	4,318	9,068
Net unrealized loss (gain) on investments:
Impairment of operating real estate and preferred equity	25,935	25,935	-
Other unrealized gain on investments	(23,798)	(1)	(23,797)
CECL reserves	(20,925)	-	(20,925)
Losses on sale of operating real estate and preferred equity	13,520	3,437	10,083
Adjustments related to noncontrolling interests in investment entities	(8,428)	(8,329)	(99)

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$(230,533)	$9,248	$(239,781)

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) per share(1)	$(1.75)	$0.07	$(1.82)

Weighted average number of common shares and OP units(1)	131,615	131,615	131,615

(1)

The Company calculates Core Earnings (Loss)/Legacy, Non-Strategic Earnings (Loss) per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended June 30, 2020, the weighted average number of common shares and OP units was approximately 131.6 million; includes 3.1 million of OP units

Core Earnings (Loss)/LNS Earnings (Loss) to Core Earnings (Loss)/LNS Earnings (Loss) Excluding Gains/(Losses)

	Three Months Ended June 30, 2020

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$(230,533)	$9,248	$(239,781)
Adjustments:
Realized loss on CRE debt securities sales	57,045	-	57,045
Realized loss on unwind of IRS hedges	34,019	-	34,019
Provision for loan losses	58,866	-	58,866
Reversal of provision for loan losses on note sales	(10,202)	(10,202)	-
Fair value adjustments on investments in unconsolidated ventures	96,236	-	96,236
Impairment of CRE debt securities	29,240	-	29,240

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) excluding gains / (losses) attributable to Colony Credit Real Estate, Inc. common stockholders and noncontrolling interest of the Operating Partnership	$34,670	$(954)	$35,625

Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) excluding gains / (losses) per share(1)	$0.26	$(0.01)	$0.27

Weighted average number of common shares and OP units(1)	131,615	131,615	131,615

(1)

The Company calculates Core Earnings (Loss) / Legacy, Non-Strategic Earnings (Loss) excluding gains / (losses) per share, which are non-GAAP financial measures, based on a weighted average number of common shares and OP units (held by members other than the Company or its subsidiaries). For the three months ended June 30, 2020, the weighted average number of common shares and OP units was approximately 131.6 million; includes 3.1 million of OP units

GAAP Net Book Value to Undepreciated Book Value

	As of June 30, 2020

	Total	Legacy, Non- Strategic Portfolio	Core Portfolio
GAAP net book value (excl. noncontrolling interests in investment entities)	$1,719,796	$88,649	$1,631,147
Accumulated depreciation and amortization(1)	180,467	82,727	97,740

Undepreciated book value	$1,900,263	$171,376	$1,728,887

GAAP net book value per share (excl. noncontrolling interests in investment entities)	$13.06	$0.67	$12.39
Accumulated depreciation and amortization per share(1)	1.37	0.63	0.74

Undepreciated book value per share	$14.43	$1.30	$13.13

Total common shares and OP units outstanding(2)	131,659	131,659	131,659

(1)	Represents at-share net accumulated depreciation and amortization on real estate investments, including related intangible assets and liabilities
(2)

The Company calculates GAAP net book value (excluding noncontrolling interests in investment entities) per share and undepreciated book value per share, a non-GAAP financial measure, based on the total number of common shares and OP units (held by members other than the Company or its subsidiaries) outstanding at the end of the reporting period. As of June 30, 2020, the total number of common shares and OP units outstanding was approximately 131.7 million